UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 11, 2009
Date of Report (date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-11625

DELAWARE	04-2793022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Ossippe Road, Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

(617) 969-5452
(Registrant's Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On August 11, 2009, Microfluidics International Corporation (“Microfluidics” or the “Company”) held an earnings conference call for the second quarter ended June 30, 2009. Microfluidics had previously furnished its earnings release as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 11, 2009, which earnings release provided a reconciliation of Non-GAAP EBITDA to GAAP net income.  On the earnings call, Microfluidics also referred to EBITDA on a pro forma basis, or adjusted EBITDA, for the three month period ended June 30, 2009.  Adjusted EBITDA is a Non-GAAP financial measure and is EBITDA, which is defined as earnings before interest, taxes, depreciation, and amortization, excluding non-cash stock compensation expense recognized under SFAS No. 123(R) and severance payments.   Management believes these Non-GAAP measures are useful and relevant to management for operational planning and decision-making purposes, and informative to investors in their analysis of the Company’s underlying business and operating performance. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by Microfluidics may not be comparable to similarly titled measures reported by other companies.  A reconciliation of GAAP net income to Non-GAAP EBITDA and Non-GAAP adjusted EBITDA for the periods indicated below is contained in the table below.

The information being provided in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

MICROFLUIDICS INTERNATIONAL CORPORATION
U.S. GAAP TO Non-GAAP Measure Reconciliations and
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Proforma EBITDA
(In thousands, except share and per share amounts)
(unaudited)

For The Three Months Ended June 30,

2009

Net loss	$(177)

Net interest expense (income)	126
Depreciation and amortization	99
EBITDA (Non-GAAP Measure)	48

Severance	15
Non-cash compensation	62
Proforma EBITDA	$125

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROFLUIDICS INTERNATIONAL CORPORATION
(Registrant)

                   August 12, 2009
By: /s/ Peter Byczko
Peter Byczko
Vice President and Finance, Chief Accounting Officer